Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 19, 2013 (except for the last paragraph of Note 1, as to which the date is August 30, 2013) in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Evoke Pharma, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

San Diego, California

/s/ Ernst & Young LLP

San Diego, California

August 30, 2013